UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2020, the Board of Directors (the “Board”) of Laboratory Corporation of America® Holdings (“LabCorp”) approved an amendment (the “Amendment”) to LabCorp’s Amended and Restated By-Laws (the “By-Laws”), effective as of such date, to provide its stockholders with the right to call a special meeting of stockholders. Prior to this amendment, LabCorp’s By-Laws provided that only the Board could call special meetings of stockholders.

The Amendment requires the majority of the entire Board, following the receipt of a written request by one or more stockholders who have owned at least 25% of LabCorp’s voting stock continuously for one year, to call a special meeting of stockholders, subject to the requirements and procedures set forth in the Amendment. These requirements and procedures include, among other things, provisions relating to the stockholder ownership conditions required to request a special meeting, the procedural requirements to request a special meeting (including applicable time periods), and the circumstances under which the Board can decline to hold a requested special meeting.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Amended and Restated By-Laws of Laboratory Corporation of America Holdings (adopted and effective February 5, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

Date: February 6, 2020

By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President, Global General Counsel and Secretary